EXHIBIT 10.1

SECOND AMENDED AND RESTATED

INSTITUTIONAL FINANCIAL MARKETS, INC.

2010 LONG-TERM INCENTIVE PLAN

SECOND AMENDED AND RESTATED

INSTITUTIONAL FINANCIAL MARKETS, INC.

2010 LONG-TERM INCENTIVE PLAN

Institutional Financial Markets, Inc., a Maryland corporation, wishes to attract key employees, Directors, officers, advisors and consultants to the Company and Subsidiaries, and induce key employees, Directors, officers, advisors, consultants and other personnel to remain with the Company and Subsidiaries and encourage them to increase their efforts to make the Company’s business more successful whether directly or through Subsidiaries or other Affiliates. In furtherance thereof, the Second Amended and Restated Institutional Financial Markets, Inc. 2010 Long-Term Incentive Plan (this “Second Amended and Restated Plan”) is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options (including Stock Appreciation Rights), Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights and other forms of equity based Awards as contemplated herein.

WHEREAS, effective April 22, 2010, the Company adopted the 2010 Long-Term Incentive Plan (the “Original Plan”);

WHEREAS, effective February 3, 2011, the Board amended the Original Plan (the “February 2011 Amendment”) to reflect the change in the Company’s name to “Institutional Financial Markets, Inc.” and to increase the number of Shares available for Awards under the Original Plan from 1,580,000 Shares to 3,580,000 Shares;

WHEREAS, effective April 18, 2011, the Board amended the Original Plan (together with the February 2011 Amendment, the “Amendment”) to increase the number of Shares available for Awards under the Original Plan from 3,580,000 Shares to 4,580,000 Shares;

WHEREAS, the stockholders of the Company approved the Amendment on June 7, 2011;

WHEREAS, effective March 8, 2012, the Board amended and restated the Original Plan (as amended by the Amendment) in its entirety (as so amended and restated, the “Amended and Restated Plan”) to reflect the amendments made by the Amendment to the Original Plan; and

WHEREAS, the Board desires to amend and restate the Amended and Restated Plan in its entirety to, among other things and subject to approval by stockholders of the Company of this Second Amended and Restated Plan, increase the number of Shares (i) available for Awards under the Plan from 4,580,000 Shares to 7,080,000 Shares; (ii) that may underlie Options granted under the Plan in any calendar year to any Eligible Person from 500,000 Shares to 3,000,000 Shares; and (iii) that may underlie Awards, other than Options, granted under the Plan in any calendar year to any Eligible Person from 500,000 Shares to 3,000,000 Shares.

1. DEFINITIONS

Whenever used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any entity other than a Subsidiary that is controlled by or under common control with the Company that is designated as an “Affiliate” by the Committee in its discretion.

“Award” except where referring to a particular category of grant under the Plan, shall include Options, Restricted Stock, RSUs, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee, as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, Subsidiaries or Affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, Subsidiaries, or Affiliates; (iv) fraud, misappropriation or embezzlement; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vi) any illegal act detrimental to the Company, Subsidiaries or Affiliates; (vii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company, Subsidiaries, or Affiliates if required by the Participant’s employment agreement; or (viii) the Participant’s failure to competently perform his duties after receiving notice from the Company, a Subsidiary, or Affiliate, specifically identifying the manner in which the Participant has failed to perform; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or Affiliate, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” means the happening of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding Daniel G. Cohen, Christopher Ricciardi, the Company, IFMI, LLC, any entity or person controlling, controlled by or under common control with Daniel G. Cohen, Christopher Ricciardi, the Company, IFMI, LLC, any employee benefit plan of the Company, IFMI, LLC or any such entity, and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the any of the foregoing persons or entities is a member), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Common Stock (in either such case other than as a result of an acquisition of securities directly from the Company, IFMI, LLC or any of their respective subsidiaries); provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering or a subsequent public offering of the Common Stock under the Securities Act of 1933, as amended; or

(ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board of Directors of the Company at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board of Directors of the Company; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors of the Company then still in office who were members of the Board of Directors of the Company at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing provisions of this definition of Change in Control, if at any time the Participant is subject to an effective employment agreement with the Company, a Subsidiary or Affiliate which expressly provides for the definition of a change in control of the Company, then, in lieu of the foregoing definition, “Change in Control” shall at that time have such meaning as may be specified, in such employment agreement, with respect to the Company.

Notwithstanding the foregoing, if an event constitutes a Change in Control as described above but does not constitute a “change in the ownership”, “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company, as such terms are defined in Treasury Regulations § 1.409A-3 (or other applicable guidance issued under Section 409A of the Code) then such event shall not be deemed a Change in Control to the extent that it would result in the imposition of the 20% excise tax as set forth in Section 409A(a)(1)(B). Such event may however, continue to constitute a Change in Control to the extent possible (e.g., vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Company’s Common Stock, par value $.001 per share, either currently existing or authorized hereafter.

“Company” means Institutional Financial Markets, Inc., a Maryland corporation.

“Director” means a non-employee director of the Company or Subsidiary that is not an employee of the Company or a Subsidiary.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Eligible Person” means (i) a key employee, Director, officer, advisor, consultant or other personnel of the Company or Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or Subsidiaries or (ii) joint venture affiliates of the Company or other entities designated in the discretion of the Committee, or officers, directors, employees, members, or managers of the foregoing. In the case of grants directly or indirectly to employees of entities described in clause (ii) of the foregoing sentence, the Committee may make arrangements with such entities as it may consider appropriate in its discretion, in light of tax and other considerations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national securities exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national securities exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national securities exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 consecutive trading days.

“Grantee” means an Eligible Person granted Restricted Stock, RSUs, Dividend Equivalent Rights or such other equity-based Awards (other than an Option) as may be granted pursuant to Section 9.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per Share, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” has the meaning set forth in Section 10.

“Plan” means the Company’s 2010 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Restricted Stock Unit” or “RSU” means a right, pursuant to the Plan, of the Grantee to payment of the RSU Value.

“RSU Value,” per RSU, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company, Subsidiaries or Affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Common Stock of the Company.

“Stock Appreciation Right” means an Option described in Section 5.7.

“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity is owned (directly or indirectly) by the Company or by another subsidiary. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination Event” means a Change in Control.

“Termination of Service” means a Participant’s termination of employment or other service (as a consultant or otherwise), as applicable, with the Company, Subsidiaries and Affiliates.

2. EFFECTIVE DATE AND TERMINATION OF PLAN

The effective date of the Plan is April 22, 2010. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the stockholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3. ADMINISTRATION OF PLAN

(a) The Plan shall be administered by the Committee. The Committee, upon and after such time as it is subject to Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Persons, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through Subsidiaries or Affiliates and such other factors as the Committee may deem relevant.

(c) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company, Subsidiaries or Affiliates to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

4. SHARES AND UNITS SUBJECT TO THE PLAN.

4.1 In General.

(a) Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan (including securities convertible into or exchangeable for Shares), in the aggregate, may not exceed 4,580,000 Shares; provided, that this amount shall automatically, with no further action, increase to 7,080,000 Shares effective upon approval of this Second Amended and Restated Plan by the Company’s stockholders. The maximum number of Shares that may underlie Options granted in any calendar year to any Eligible Person, shall not exceed 500,000 Shares; provided, that this amount shall automatically, with no further action, increase to 3,000,000 Shares effective upon approval of this Second Amended and Restated Plan by the Company’s stockholders. The maximum number of Shares that may underlie Awards, other than Options, granted in any calendar year to any Eligible Person, shall not exceed 500,000 Shares; provided, that this amount shall automatically, with no further action, increase to 3,000,000 Shares effective upon approval of this Second Amended and Restated Plan by the Company’s stockholders. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, RSUs or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b) Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of RSUs awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of RSUs or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any RSUs, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

4.2 Options.

Subject to adjustments pursuant to Section 14, and subject to the last sentence of Section 4.1(a), Options with respect to an aggregate of no more than 4,580,000 Shares may be granted under the Plan; provided, that this amount shall automatically, with no further action, increase to 7,080,000 Shares effective upon approval of this Second Amended and Restated Plan by the Company’s stockholders.

5. PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1 Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees of the Company, Subsidiaries or Affiliates; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2 Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3 Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Plan or the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of the grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4 Exercisability Upon and After Termination of Optionee.

(a) Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or Subsidiaries for Cause, or other than by reason of death, Retirement or Disability, then no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death, Disability or Retirement, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service for Cause, the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.5 Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company or its designee specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6 Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i) certified or bank cashier’s check;

(ii) subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(iv) if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

5.7 Stock Appreciation Rights.

(a) The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to receive upon the exercise of an Option a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

(b) Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.

(c) In no event may a Stock Appreciation Right be transferred by a holder thereof for consideration without the prior approval of the Company’s stockholders.

5.8 Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9 Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (iii) complies with applicable law, including securities laws, and (iv) is otherwise appropriate and desirable. In no event may an Option be transferred by an Optionee for consideration without the prior approval of the Company’s stockholders.

5.10 Deferral.

The Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have RSUs subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

5.11 Certain Incentive Stock Option Provisions.

(a) In no event may an Incentive Stock Option be granted other than to employees of the Company or a “subsidiary corporation” or a “parent corporation,” as each is defined in Section 424(f) of the Code, with respect to the Company. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent the $100,000 limit referred to in the preceding sentence is exceeded, an Option will be treated as a Non-Qualified Stock Option.

(b) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or an Affiliate) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

(c) The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. Also, in the case of such an individual who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1 Grant of Restricted Stock.

(a) In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2 Certificates/Book Entry.

(a) Unless otherwise provided by the Committee, a “book entry” (by computerized or manual entry) shall be made in the records of the Company (or, if applicable, the Company’s transfer agent) to evidence an award of Shares of Restricted Stock.

(b) If the Shares of Restricted Stock are not evidenced in “book entry” form in accordance with Section 6.2(a), each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4.1(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE INSTITUTIONAL FINANCIAL MARKETS, INC. 2010 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND INSTITUTIONAL FINANCIAL MARKETS, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF INSTITUTIONAL FINANCIAL MARKETS, INC. AT CIRA CENTRE, 2929 ARCH STREET, 17th FLOOR, PHILADELPHIA, PENNSYLVANIA 19104.

(c) The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall cease to be of effect).

6.3 Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in the foregoing clause (i), below in this clause (ii), or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends as and when such dividends are declared and paid by the Company (or as soon as practicable thereafter); provided, however, that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Except as otherwise provided in the applicable Award Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service by the Company and Subsidiaries (or, if applicable, Affiliates) for Cause, or by the Grantee for any reason during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount, equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement, or the Grantee has a Termination of Service by the Company and Subsidiaries for any reason other than Cause, or in the event of a Termination Event (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

7. PROVISIONS APPLICABLE TO RESTRICTED STOCK UNITS.

7.1 Grant of RSUs.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of RSUs to Eligible Persons and (ii) determine or impose other conditions to the grant of RSUs under the Plan as it may deem appropriate.

7.2 Term.

The Committee may provide in an Award Agreement that any particular RSU shall expire at the end of a specified term.

7.3 Vesting.

RSUs shall vest as provided in the applicable Award Agreement.

7.4 Settlement of RSUs.

(a) Each vested and outstanding RSU shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, an RSU may be settled (i) in cash at the applicable RSU Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b) Payment (whether of cash or Shares) in respect of RSUs shall be made in a single sum by the Company; provided that, with respect to RSUs of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(c) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to an RSU is the first day of the month to follow the date on which the RSU vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(i) Notwithstanding Section 7.4(c), the Committee may provide that distributions of RSUs can be elected at any time in those cases in which the RSU Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(ii) Notwithstanding the foregoing, and unless otherwise provided in the applicable Award Agreement, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d) Notwithstanding the other provisions of this Section 7, and unless otherwise provided in the applicable Award Agreement, in the event of a Termination Event, the Settlement Date shall be the date of such Termination Event and all amounts due with respect to RSUs to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Termination Event, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e) Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii) by future cessation of the making of additional deferrals under Section 7.4(b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5 Other RSUs Provisions.

(a) Rights to payments with respect to RSUs granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder (if any) shall be made to the Grantee’s estate. If a Grantee with a vested RSU dies, such RSU shall be settled and the RSU Value in respect of such RSUs paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) The Committee may establish a program under which distributions with respect to RSUs may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 7, any fractional RSU will be paid out in cash at the RSU Value as of the Settlement Date.

(e) No RSU shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any RSU.

8. PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1 Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2 Certain Terms.

(a) The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b) Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c) Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the two, as determined by the Committee.

(d) The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3 Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to an RSU, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4 Deferral.

The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have RSUs credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9. OTHER EQUITY-BASED AWARDS.

The Committee shall have the right to grant (i) other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of Stock Appreciation Rights and (ii) interests (which may be expressed as units or otherwise) in Subsidiaries, as applicable.

10. PERFORMANCE GOALS.

The Committee, in its discretion, may in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

11. TAX WITHHOLDING.

11.1 In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of RSUs or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2 Share Withholding.

(a) Upon exercise of an Option, the Optionee may, if approved by the Company in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Company permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Company may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Company in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Company permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c) Upon the making of a distribution in respect of RSUs or Dividend Equivalent Rights, the Grantee may, if approved by the Company in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Company permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3 Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, RSUs or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any RSU or Dividend Equivalent Right.

12. REGULATIONS AND APPROVALS.

(a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock, RSU (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, RSUs, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or RSUs or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13. INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, RSUs or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Termination Event except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Termination Event; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted without such Participant’s written consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14. CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(i) the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of RSUs and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(b) the Committee may take any such action as in its discretion shall be necessary to maintain each Participants’ rights hereunder (including under their Award Agreements) so that they are substantially in their respective Options, RSUs and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, RSUs and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, RSUs and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, RSUs and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and RSU Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(c) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(c).

(d) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3 may be required to deposit with the successor corporation the certificates, if any, for the stock or securities, or the other property, that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(c), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(c).

(e) If a Termination Event shall occur, then the Committee, as constituted immediately before the Termination Event, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Termination Event, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(f) The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

(g) Other than as otherwise permitted under this Section 14, without the prior approval of the Company’s stockholders: (i) the Option Price, with respect to an Option, or grant price, with respect to a Stock Appreciation Right, may not be reduced below the price established at the time of grant thereof and (ii) an outstanding Option or Stock Appreciation Right may not be cancelled and replaced with a new Award with a lower exercise or grant price.

15. MISCELLANEOUS.

15.1 No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company, the Subsidiaries or Affiliates or interfere in any way with the right of the Company, the Subsidiaries or Affiliates and their stockholders to terminate the individual’s employment or other service at any time.

15.2 Right of First Refusal; Right of Repurchase.

At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.

15.3 No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or Subsidiaries, or their, officers or the Committee, on the one hand, and the Participant, the Company, Subsidiaries or any other person or entity, on the other.

15.4 Section 409A.

This Plan is intended to comply and shall be administered in a manner that is intended to comply with the requirement of Section 409A of the Code (including the Treasury Department guidance and regulations issued thereunder), and shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award document, payment, transaction or any other action or arrangement contemplated by the provisions of this Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award document, payment, transaction or other Award documents will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of the Participant.

15.5 Claims Procedures.

(a) To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to RSUs under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i) approve the claim and take appropriate steps for satisfaction of the claim; or

(ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 15.5 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of such claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim.

Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

15.6 No Fund Created.

Any and all payments hereunder to any Grantee shall be made from the general funds of the Company, no special or separate fund shall be established or other segregation of assets made to assure such payments, and the RSUs (including for purposes of this Section 15.6 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any Affiliate is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such Affiliate.) Without limiting the foregoing, RSUs and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the RSUs and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

15.7 Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.7.

15.8 Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

15.9 Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.10 Governing Law.

THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

Performance Goals shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units): stock price, revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, productivity, level of managed assets and near or long-term earnings potential, or any variation or combination of the preceding business criteria.

The foregoing Performance Goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. In addition, the Committee may utilize as an additional performance measure (to the extent consistent with the Performance-Based Compensation Rules (as defined below)) the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. “Performance-Based Compensation Rules” shall mean those provisions of Section 162(m) of the Code and regulations promulgated thereunder that provide the rules pursuant to which compensation that is paid to executives on the basis of performance is exempt from the limitations on deductibility applicable to certain compensation paid to executives in excess of $1,000,000. The measurement of the Company’s or a Participant’s achievement of any of such goals must be objectively determinable and shall be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which the Performance Goals for the performance period is established. In all cases, the Committee shall establish the Performance Goal for each performance period no later than 90 days after the beginning of the performance period (or no later than the end of the first 25% of the performance period if the performance period is less than a full year), and shall establish such Performance Goals in a manner that is consistent with the Performance-Based Compensation Rules. In the event a Performance Goal is not established for a performance period for a Participant for whom a Performance Goal was in effect for the preceding performance period, the Performance Goal for such Participant for the preceding performance period shall be treated as the Performance Goal for such Participant for the current performance period. The use of a performance period that is less than a full year shall not require any reduction to the limitations on maximum permitted bonus payments under the Plan or require that less than a Participant’s full annual base salary be taken into account in determining bonuses payable or limits on payments. To the extent specified by the Committee in an Award or by other action taken by the Committee at the time Performance Goals for a performance period are established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principles, all as determined in accordance with standards published by the Financial Accounting Standards Board (or any predecessor or successor body) from time to time. In addition, equitable adjustments will be made to any performance goal related to Company stock (e.g., earnings per share) to reflect changes in corporate capitalization, including, without limitation, stock splits and reorganizations.